PRESS RELEASE

Versigent Reports First Quarter 2026 Results

Strong Revenue Growth, Reaffirmed 2026 Guidance, and Introduction of Dividend Policy and Share Repurchase Program

SCHAFFHAUSEN, Switzerland, May 5, 2026 – Versigent PLC (NYSE: VGNT), a global leader in the design and manufacture of low‑ and high‑voltage electrical architectures, today reported results for its first quarter ended March 31, 2026 (“First Quarter 2026”).

Versigent operated as the Electrical Distribution Systems segment of Aptiv PLC (“Aptiv” or the “Parent”) for the entire first quarter of 2026 prior to the distribution of all of the ordinary shares of Versigent to holders of Aptiv’s ordinary shares on a pro rata basis on April 1, 2026 (the “Separation” or “Spin-Off”). Financial information presented for periods prior to April 1, 2026, have been derived from Aptiv’s accounting records and are presented on a carve‑out basis as if Versigent had operated as a standalone company for all periods presented.

First Quarter 2026 Highlights
•Revenue of $2,212 million, an increase of 9%
◦Revenue increased 3% adjusted for currency exchange and commodity movements
•Net income attributable to Versigent of $78 million
•Adjusted EBITDA of $203 million; Adjusted EBITDA margin of 9.2%
•Cash from operations of $36 million; Free cash flow of $(30) million which includes $26 million of separation costs

Full Year 2026 Guidance
•Revenue of $9,100 million to $9,400 million; ~2% of adjusted revenue growth
•U.S. GAAP net income of $315 million to $375 million
•Adjusted EBITDA of $950 million to $1,030 million
•Cash flow from operations of $440 million to $540 million
•Free cash flow of $200 million to $300 million

“Versigent delivered strong financial results for the quarter reflecting customer demand for our differentiated solutions made possible by our commitment to disciplined operational execution,” said Joe Liotine, Chief Executive Officer, Versigent. “We entered the public markets with clarity about who we are, how we compete, and the opportunities ahead of us to unlock greater value. Versigent launched from a position of strength as a scaled, profitable, and fundamentally resilient business. Our First Quarter 2026 results underscore our commitment to execute consistently, design the right solutions for our customers and create long-term value for our stakeholders around the globe”.

“In the first quarter, Versigent remained focused and executed against our strategy, resulting in solid financial performance including increased revenue, a strong net income attributable to Versigent of $78 million and adjusted EBITDA of $203 million with adjusted EBITDA margins of 9.2%,” said Doug Ostermann, Chief Financial Officer, Versigent. “We continue to operate as a highly-engineered, cash-generative business anchored by our disciplined capital allocation strategy prioritizing the right investments in our business and attractive returns for our shareholders”.

First Quarter 2026 Results
Revenue for the First Quarter 2026 was $2,212 million, an increase of 9% compared to the prior‑year period. Adjusted for the impact of foreign currency exchange and commodity pass‑through, revenue increased approximately 3% during the First Quarter 2026. Growth was driven by higher volumes in North America and Asia Pacific reflecting stronger customer demand despite lower global automotive production.

Net income attributable to Versigent was $78 million, compared to $95 million in the prior‑year period.

Adjusted EBITDA for the First Quarter 2026 totaled $203 million, compared to $198 million in the prior‑year period. Adjusted EBITDA margin was 9.2%, compared to 9.8% in the prior‑year period. Adjusted EBITDA margin reflected disciplined operating execution and higher volumes, despite headwinds related to commodity costs and foreign exchange impacts.

Interest expense for the First Quarter 2026 totaled $5 million, compared to $2 million in the prior‑year period. The increase was related to the issuance of the Company’s Senior Notes and Credit Agreement in connection with the Spin-Off.

Income tax benefit for the First Quarter 2026 was $9 million, compared to income tax expense of $29 million in the prior‑year period. The change primarily reflected discrete tax benefits recognized during the First Quarter 2026.
Net cash provided by operating activities for the First Quarter 2026 was $36 million, compared to $40 million in the prior-year period, reflecting earnings performance partially offset by working capital investment during the period. Capital expenditures totaled $66 million for the First Quarter 2026. Free cash flow was $(30) million for the First Quarter 2026, compared to $3 million in the prior-year period. The decrease in free cash flow compared to the prior-year period was primarily driven by an increase in restructuring costs, one-time separation costs and capital expenditures during the First Quarter 2026.

Capital Allocation
Versigent remains committed to a disciplined and balanced capital allocation framework, prioritizing continued growth, maintaining a strong balance sheet, and returning cash to shareholders. In April 2026, Versigent’s board of directors approved a dividend policy, under which the Company intends to return a portion of future earnings to shareholders in the range of $0.13 per share quarterly, with the initial dividend expected to be declared at a future date. Any dividends will only be payable when, as, and if declared by the board of directors. In addition, Versigent’s board of directors approved a share repurchase program for up to $250 million of the Company’s shares. This repurchase program does not have an expiration date and may be amended, suspended, or terminated by the board of directors at any time. Under the repurchase program, the Company intends to purchase shares from time to time on the open market. The number of shares ultimately purchased, and the timing of purchases are at the discretion of management and subject to compliance with applicable laws and regulations.

2026 Outlook
Versigent reaffirmed its full-year 2026 financial guidance as follows:

(in millions)	Full-Year 2026
Revenue	$9,100 - $9,400
U.S. GAAP net income	$315 - $375
Adjusted EBITDA	$950 - $1,030
Cash flow from operations	$440 - $540
Free cash flow	$200 - $300

Conference Call and Webcast
Versigent will host a conference call to discuss its First Quarter 2026 financial results today, Tuesday, May 5, 2026, at 4:15 p.m. Eastern Time.

A live webcast of the conference call and related presentation materials are available on Versigent’s Investor Relations website at ir.versigent.com. A replay of the webcast will be available approximately two hours following the conclusion of the call.

To participate by telephone, please dial +1‑800‑330‑6710 (U.S.) or +1‑213‑279‑1505 (international) at least 15 minutes prior to the start of the call and reference the Versigent conference call. The conference ID number is 8379126.

About Versigent
Versigent is a global leader in the purposeful design and advanced manufacturing of low and high voltage electrical architectures. Building on a legacy of engineering excellence and trusted partnerships, Versigent delivers versatile, intelligent solutions engineered to unlock greater capabilities for our customers. Powering one in six passenger vehicles in production today, Versigent’s high performance signal, power, and data distribution systems are trusted by industry leaders across automotive, commercial vehicles, agriculture and energy storage. With engineering and manufacturing centers on four continents and operations in more than 25 countries, Versigent’s 138,000 employees match global scale with regional responsiveness to deliver consistent quality and reliable performance connecting the world to faster, smarter and safer experiences. Visit www.versigent.com.

Use of Non‑GAAP Financial Information

This press release contains information about Versigent’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Adjusted Revenue Growth represents the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange and commodity movements. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring, separation costs related to the Spin-Off and other special items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. Free Cash Flow represents cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted EBITDA and Free Cash Flow are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward‑Looking Statements
This press release contains forward-looking statements that reflect, when made, Versigent’s current views with respect to current events, business plans and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Versigent’s operations and business environment, which may cause the actual results of Versigent to be materially different from any future results. All statements that address future operating, financial or business performance or Versigent’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: disruptions in the supply of raw materials and other supplies integral to our products; future significant public health crises and other global health crises and the measures taken in response thereto; a prolonged recession and/or a downturn in global automotive sales; the volatile global economic environment and geopolitical conditions, including conditions affecting the credit market and global inflationary pressures; our reliance on relationships with collaborative partners and other third parties for product development and such parties’ failure to perform; employee strikes and labor-related disruptions involving us or one or more of our customers affecting our operations; fluctuations in interest rates and foreign currency exchange rates; our failure to comply with the numerous laws and regulations to which we are subject; adverse developments affecting one or more of our suppliers; any adverse impact of legal proceedings and disputes in which we are involved; challenges to our historical and future tax positions by taxing authorities; an increase in our tax burden due to ongoing or future tax audits; our failure to attract and retain key salaried employees and management personnel; our failure to manage the transition to a standalone public company; our failure to achieve some or all of the benefits expected from the Spin-Off and other risks related to the completion of the Spin-Off. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Versigent’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Versigent. Versigent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

VERSIGENT PLC
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net sales	$2,212	$2,024
Operating expenses:
Cost of sales	1,968	1,775
Selling, general and administrative	97	105
Amortization	1	—
Restructuring	46	16
Separation costs	26	5
Total operating expenses	2,138	1,901
Operating income	74	123
Interest expense	(5)	(2)
Other expense, net	(1)	(1)
Income before income taxes and equity income	68	120
Income tax benefit (expense)	9	(29)
Income before equity income	77	91
Equity income, net of tax	4	5
Net income	81	96
Net income attributable to noncontrolling interest	3	1
Net income attributable to Versigent	$78	$95

VERSIGENT PLC
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$282	$276
Accounts receivable, net	1,829	1,567
Inventories	784	772
Other current assets	251	158
Total current assets	3,146	2,773
Long-term assets:
Property, net	896	901
Operating lease right-of-use assets	182	168
Investments in affiliates	142	143
Intangible assets, net	7	7
Deferred tax assets	402	384
Other long-term assets	134	109
Total long-term assets	1,763	1,712
Total assets	$4,909	$4,485
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$67	$58
Accounts payable	1,532	1,530
Accrued liabilities	676	578
Total current liabilities	2,275	2,166
Long-term liabilities:
Long-term debt	2,074	3
Pension benefit obligations	207	217
Long-term operating lease liabilities	137	130
Other long-term liabilities	73	121
Total long-term liabilities	2,491	471
Total liabilities	4,766	2,637

Net parent equity:
Net parent investment	164	1,925
Accumulated other comprehensive loss	(212)	(268)
Total parent (deficit) equity	(48)	1,657
Noncontrolling interest	191	191
Total invested equity	143	1,848
Total liabilities and invested equity	$4,909	$4,485

VERSIGENT PLC
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net cash provided by operating activities	$36	$40
Cash flows from investing activities:
Capital expenditures	(66)	(37)
Net cash used in investing activities	(66)	(37)
Cash flows from financing activities:
Net proceeds (repayments) under short-term debt agreements - outside parties	9	(72)
Net proceeds under short-term debt agreements - related parties	—	12
Proceeds from issuance of senior notes and credit agreement, net of issuance costs	2,063	—
Cash distribution paid to Parent	(1,900)	—
Net transfers (to) from Parent	(130)	39
Dividend payments of consolidated affiliates to minority shareholders	(4)	—
Net cash provided by (used in) financing activities	38	(21)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	4
Increase (decrease) in cash and cash equivalents	6	(14)
Cash and cash equivalents at beginning of the period	276	201
Cash and cash equivalents at end of the period	$282	$187

VERSIGENT PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth”, “Adjusted EBITDA” and “Free Cash Flow”. Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange and commodity movements. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2026

Reported net sales % change	9%
Less: foreign currency exchange and commodities	6%
Adjusted revenue growth	3%

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring, separation costs related to the Spin-Off and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net income attributable to Versigent	$78	$95
Interest expense	5	2
Income tax (benefit) expense	(9)	29
Net income attributable to noncontrolling interest	3	1
Depreciation and amortization	61	52
EBITDA	$138	$179
Other expense, net	1	1
Equity income, net	(4)	(5)
Restructuring	46	16
Separation costs	26	5
Net gain on lease terminations	(4)	—
Other acquisition and portfolio project costs	—	2
Adjusted EBITDA	$203	$198
Adjusted EBITDA Margin	9.2%	9.8%

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as cash provided by (used in) operating activities less capital expenditures. Not all companies use identical calculations of Free Cash Flow, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares and therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net cash provided by operating activities	$36	$40
Capital expenditures	(66)	(37)
Free cash flow	$(30)	$3

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is below. The Company’s full year 2026 financial guidance reflects the impacts of currently imposed tariffs by the U.S. government, but does not reflect the impacts of the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries.

Estimated Full Year
2026 (a)
(in millions)
Adjusted EBITDA
Net income attributable to Versigent	$345
Interest expense	105
Income tax expense	100
Net income attributable to noncontrolling interest	15
Depreciation and amortization	235
EBITDA	$800
Other expense, net	10
Equity income, net of tax	(15)
Restructuring	115
Separation costs and other special items	80
Adjusted EBITDA	$990
Adjusted EBITDA Margin	10.7%

Estimated Full Year
2026 (a)
(in millions)
Free Cash Flow
Net cash provided by operating activities	$490
Capital expenditures	(240)
Free cash flow	$250

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Press contact:
Annalisa Esposito Bluhm, Vice President Corporate Communications and Marketing
Phone: +1.248.817.7990
email: mediarelations@versigent.com

Investor Relations:
email: ir@versigent.com